EXHIBIT 23

                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 33-37630) pertaining to the Employees Savings Plan of Crown Central Petroleum Corporation and Subsidiaries of our report dated February 24, 1994, with respect to the consolidated financial statements and schedules of Crown Central Petroleum Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                    Ernst & Young

Baltimore, Maryland
March 1, 1994